Exhibit 99.1

Hologic Announces Financial Results for Second Quarter of Fiscal 2021

-- Revenue of $1.538 Billion Increases 103.4%, 98.7% in Constant Currency --

-- Organic Revenue Increases 104.7%, 100.0% in Constant Currency --

-- Company Posts GAAP Diluted EPS of $2.38, Non-GAAP Diluted EPS of $2.59 --

MARLBOROUGH, Mass.--(BUSINESS WIRE)--April 28, 2021--Hologic, Inc. (Nasdaq: HOLX) announced today the Company’s financial results for the fiscal second quarter ended March 27, 2021.

“Hologic posted very strong financial results in our second fiscal quarter in line with our guidance,” said Steve MacMillan, the Company’s chairman, president and chief executive officer. “Organic revenue doubled, driven by strong recovery and momentum in our base businesses, as well as our continued response to the COVID-19 pandemic. And earnings per share more than quadrupled. We also used our strong cash flows to complete three acquisitions and announce another, which we believe will accelerate our growth and make us a stronger company post-pandemic.”

Recent Highlights

  Revenue increased 103.4% for the quarter, or 98.7% in constant currency. Excluding material acquisitions and divestitures, organic revenue in the second quarter increased 104.7%, or 100.0% in constant currency.
  Worldwide molecular diagnostics revenue of $935.3 million increased 390.6%, or 378.4% in constant currency, based on strong global demand for the Company’s two SARS-CoV-2 assays that run on the fully automated Panther® and Panther Fusion® systems.
  On April 8, announced an agreement to acquire Mobidiag, a Finnish, commercial-stage developer of molecular diagnostic tests and instrumentation, for an enterprise value of approximately $795 million.
  On March 1, completed the acquisition of Diagenode, a Belgian developer and manufacturer of molecular diagnostic assays and epigenetics products, for approximately $153 million.
  On February 22, completed the acquisition of Biotheranostics, a commercial-stage company that provides molecular diagnostic tests for breast and metastatic cancers, for approximately $232 million. Biotheranostics’ Breast Cancer Index test was recently added to the National Comprehensive Cancer Network’s guidelines to predict the benefit from extended endocrine therapy.
  On December 30, completed the acquisition of SOMATEX, a German leader in biopsy site markers and localization technologies, for approximately $63 million.
  Cash flow from operations was $552.3 million in the second quarter. In addition to the acquisitions discussed above, the Company used its strong cash flow to repurchase 1.6 million shares of its common stock for $120 million in the second quarter.

Key financial results for the fiscal second quarter are shown in the table below.

	GAAP			Non-GAAP
	Q2’21	Q2’20	Change Increase (Decrease)	Q2’21	Q2’20	Change Increase (Decrease)
Revenues	$1,537.6	$756.1	103.4%	$1,537.6	$756.1	103.4%
Gross Margin	70.6%	52.3%	1,830 bps	75.0%	61.0%	1,400 bps
Operating Expenses	$289.0	$239.4	20.7%	$277.7	$222.5	24.8%
Operating Margin	51.8%	20.7%	3,110 bps	56.9%	31.5%	2,540 bps
Net Margin	40.3%	12.5%	2,780 bps	43.8%	20.0%	2,380 bps
Diluted EPS	$2.38	$0.36	561.1%	$2.59	$0.57	354.4%

Throughout this press release, all dollar figures are in millions, except EPS, unless otherwise noted. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. Non-GAAP results exclude certain cash and non-cash items as discussed under “Use of Non-GAAP Financial Measures.” Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period. Organic revenue is on a constant currency basis and excludes the divested Blood Screening business, as well as the acquired Acessa, Biotheranostics and Diagenode businesses.

Revenue Detail

			Increase (Decrease)
$ in millions	Q2’21	Q2’20	Global Reported Change	Global Constant Currency Change	U.S. Reported Change	International Reported Change	International Constant Currency Change
Diagnostics
Cytology & Perinatal	$117.2	$113.4	3.3%	0.7%	4.9%	0.5%	(6.8%)
Molecular Diagnostics	$935.3	$190.6	390.6%	378.4%	311.4%	681.8%	624.3%
Blood Screening	$12.0	$15.2	(21.3%)	(21.3%)	(21.3%)	N/A	N/A
Total Diagnostics	$1,064.5	$319.2	233.4%	225.2%	195.9%	343.8%	311.2%
Excluding Blood	$1,052.5	$304.0	246.2%	237.5%	210.8%	343.8%	311.2%

Breast Health
Breast Imaging	$269.9	$250.2	7.9%	5.8%	6.4%	12.0%	3.8%
Interventional Breast Solutions	$66.4	$57.6	15.4%	13.9%	13.6%	24.8%	15.6%
Total Breast Health	$336.3	$307.8	9.3%	7.3%	7.9%	13.6%	5.3%

GYN Surgical	$114.2	$105.4	8.4%	6.6%	5.9%	20.2%	10.1%

Skeletal Health	$22.6	$23.7	(4.8%)	(6.8%)	(9.7%)	4.7%	(1.1%)

Total	$1,537.6	$756.1	103.4%	98.7%	85.1%	161.4%	142.2%
Excluding divested Blood business and Acessa, Biotheranostics and Diagenode acquisitions (organic)	$1,516.4	$740.9	104.7%	100.0%	86.8%	159.9%	140.7%

Other Financial Highlights

  U.S. revenue of $1,064.0 million increased 85.1%. International revenue of $473.6 million increased 161.4%, or 142.2% in constant currency. Organically, U.S. revenue of $1,045.5 million increased 86.8%, while international revenue of $470.9 million increased 159.9%, or 140.7% in constant currency.
  GAAP gross margin of 70.6% increased 1,830 basis points. Non-GAAP gross margin of 75.0% increased 1,400 basis points, primarily due to sales of the Company’s SARS-COV-2 tests.
  GAAP operating margin of 51.8% increased 3,110 basis points. Non-GAAP operating margin of 56.9% increased 2,540 basis points, primarily due to sales of the Company’s SARS-COV-2 tests.
  GAAP net income attributable to Hologic of $619.9 million increased 543.7%. Non-GAAP net income attributable to Hologic of $674.1 million increased 346.7%. Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) was $896.7 million, an increase of 261.1%.
  Total principal debt outstanding at the end of the second quarter was $2.78 billion. The Company ended the quarter with cash and equivalents of $816.4 million, and a net leverage ratio (net debt over adjusted EBITDA) of 0.7 times.
  On a trailing 12 months basis, adjusted Return on Invested Capital (ROIC) of 33.4% increased 2,090 basis points compared to the prior year period.

Financial Guidance for the Third Quarter of Fiscal 2021

“We forecast strong financial results in our third fiscal quarter, driven by continued strength and recovery in our base businesses, partially offset by a potentially conservative but still significant outlook for COVID test revenue given the rapidly evolving market dynamics,” said Karleen Oberton, Hologic’s chief financial officer.

Hologic’s financial guidance for the third quarter of fiscal 2021 is shown in the table below. The guidance is based on a non-GAAP tax rate of approximately 21.5%, and 261 million diluted shares outstanding for the quarter. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2021 as in fiscal 2020. Current guidance assumes that recent foreign exchange rates persist for all of the third quarter of fiscal 2021. Organic revenue guidance is on a constant currency basis and excludes the divested Blood Screening and the acquired Acessa, Biotheranostics, and Diagenode businesses. The guidance does not include the impact of the pending Mobidiag acquisition, which is expected to close early in the fourth quarter of fiscal 2021.

Guidance for the Third Quarter of Fiscal 2021
	Guidance $	Reported % Increase (Decrease)	Constant Currency % Increase (Decrease)	Organic % Increase (Decrease)

Q3 2021
Revenue	$1,000 - $1,070	21.5% to 30.0%	17.9% to 26.4%	15.1% to 23.6%
GAAP EPS	$0.74 - $0.89	39.6% to 67.9%
Non-GAAP EPS	$1.00 - $1.15	33.3% to 53.3%

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; organic revenues; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP effective tax rate; non-GAAP net income; non-GAAP net margin; non-GAAP EPS; and adjusted EBITDA. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets and impairment of goodwill, intangible assets and equipment; (ii) adjustments to record contingent consideration at fair value; (iii) additional expenses resulting from the purchase accounting adjustment to record inventory at fair value; (iv) restructuring and divestiture charges and facility closure and consolidation charges, including accelerated depreciation, and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (v) expenses related to the divested Cynosure business incurred subsequent to the disposition date primarily related to indemnification provisions for legal and tax matters; (vi) transaction related expenses for divestitures and acquisitions; (vii) third-party expenses incurred related to implementing the European MDR/IVDR requirements and obtaining the appropriate approvals for its existing products; (viii) debt extinguishment losses and related transaction costs; (ix) the unrealized (gains) losses on the mark-to-market of forward foreign currency contracts and foreign currency option contracts for which the Company has not elected hedge accounting; (x) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xi) other-than-temporary impairment losses on investments and realized gains and losses resulting from the sale of investments; (xii) the one-time discrete impacts related to internal restructuring and non-operational items; (xiii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (xiv) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income. The Company defines organic revenue to exclude the divested Blood Screening, and the acquired Acessa, Biotheranostics, and Diagenode businesses.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Conference Call and Webcast

Hologic’s management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the second quarter of fiscal 2021. Approximately 10 minutes before the call, dial 800-263-0877 (in the United States and Canada) or +1 323-794-2094 (for international callers) and enter access code 7731175. A replay will be available approximately two hours after the call ends through Friday, May 21, 2021. The replay numbers are 888-203-1112 (U.S.) or +1 719-457-0820 (international), access code 7731175, PIN 5337. The Company will also provide a live webcast of the call at investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the severity and duration of the COVID-19 pandemic and its impact on the U.S. healthcare system, the U.S. economy and worldwide economy; the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic; continued demand for the Company’s COVID-19 TMA assay; the Company’s ability to manufacture, on a scale necessary to meet demand, its COVID-19 TMA assay as well as the Panther systems on which the assay runs; U.S., European and general worldwide economic conditions, trade relations, and related uncertainties; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees and maintain engagement and efficiency in remote work environments; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; changes to applicable laws and regulations, including tax laws, global health care reform, and import/export trade laws; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; cybersecurity risks; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

SOURCE: Hologic, Inc.

HOLOGIC, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Six Months Ended
	March 27, 2021	March 28, 2020	March 27, 2021	March 28, 2020

Revenues:
Product	$1,378.8	$623.6	$2,834.2	$1,322.9
Service and other	158.8	132.5	313.2	283.7
Total revenues	1,537.6	756.1	3,147.4	1,606.6

Cost of revenues:
Product	300.7	223.3	585.2	460.8
Amortization of acquired intangible assets	64.5	62.9	126.1	126.5
Impairment of intangible assets and equipment	—	—	—	25.8
Service and other	86.6	74.1	170.0	163.9

Gross profit	1,085.8	395.8	2,266.1	829.6

Operating expenses:
Research and development	71.5	49.3	130.7	110.4
Selling and marketing	131.5	110.6	259.5	255.4
General and administrative	88.9	67.0	180.4	154.7
Amortization of acquired intangible assets	10.2	10.1	20.4	19.2
Impairment of intangible assets and equipment	—	—	—	4.4
Contingent consideration fair value adjustments	(14.7)	(0.5)	(10.1)	0.4
Restructuring and divestiture charges	1.6	2.9	3.0	3.9
Total operating expenses	289.0	239.4	583.9	548.4

Income from operations	796.8	156.4	1,682.2	281.2
Interest income	0.3	1.3	0.7	3.5
Interest expense	(21.3)	(31.3)	(49.3)	(64.1)
Debt extinguishment loss	—	—	(21.6)	—
Other income (expense), net	4.7	(7.5)	0.9	(4.2)

Income before income taxes	780.5	118.9	1,612.9	216.4
Provision (benefit) for income taxes	161.1	24.1	340.1	(264.3)

Net income	$619.4	$94.8	$1,272.8	$480.7

Net loss attributable to noncontrolling interest	(0.5)	(1.5)	(1.5)	(1.8)
Net income attributable to Hologic	$ 619.9	$ 96.3	$ 1,274.3	$ 482.5

Net income per common share attributable to Hologic:
Basic	$2.40	$0.37	$4.93	$1.82
Diluted	$2.38	$0.36	$4.88	$1.81

Weighted average number of shares outstanding:
Basic	258,473	263,238	258,539	265,566
Diluted	260,749	264,506	261,267	267,114

HOLOGIC, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions)

	March 27, 2021	September 26, 2020
ASSETS

Current assets:
Cash and cash equivalents	$816.4	$701.0
Accounts receivable, net	1,212.3	1,028.9
Inventories	456.2	395.1
Other current assets	177.5	97.3
Total current assets	2,662.4	2,222.3

Property, plant and equipment, net	533.6	491.5
Goodwill and intangible assets, net	4,304.8	3,965.4
Other assets	543.2	516.6
Total assets	$8,044.0	$7,195.8

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$74.9	$324.9
Accounts payable and accrued liabilities	763.0	728.3
Deferred revenue	198.5	186.1
Total current liabilities	1,036.4	1,239.3

Long-term debt, net of current portion	2,672.1	2,713.9
Deferred income taxes	229.8	201.8
Other long-term liabilities	310.7	333.5
Total Hologic stockholders' equity	3,794.4	2,705.2
Noncontrolling interest	0.6	2.1
Total liabilities and stockholders’ equity	$8,044.0	$7,195.8

HOLOGIC, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)

	Six Months Ended
	March 27, 2021	March 28, 2020
OPERATING ACTIVITIES
Net income	$1,272.8	$480.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	41.5	42.3
Amortization of acquired intangibles	146.5	145.8
Stock-based compensation expense	35.6	33.8
Deferred income taxes	(23.5)	(44.2)
Intangible asset and equipment impairment charges	—	30.2
Debt extinguishment loss	21.6	—
Other adjustments and non-cash items	18.9	14.8
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	(171.4)	(0.3)
Inventories	(46.0)	(33.3)
Prepaid income taxes	(46.6)	(27.7)
Prepaid expenses and other assets	(36.7)	(317.6)
Accounts payable	32.8	(47.9)
Accrued expenses and other liabilities	(50.1)	(50.8)
Deferred revenue	6.8	5.8
Net cash provided by operating activities	1,202.2	231.6
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(440.0)	(43.2)
Net proceeds from sale of business	—	142.7
Capital expenditures	(51.7)	(29.6)
Increase in equipment under customer usage agreements	(27.8)	(33.5)
Purchase of insurance contracts	(1.6)	(2.4)
Purchase of intellectual property	(6.5)	—
Other activity	(0.5)	(1.4)
Net cash (used in) provided by investing activities	(528.1)	32.6
FINANCING ACTIVITIES
Repayments of long-term debt	(37.5)	(27.1)
Proceeds from senior notes	950.0	—
Repayment of senior notes	(970.8)	—
Proceeds from revolving credit line	—	750.0
Repayment under revolving credit line	(250.0)	—
Proceeds from accounts receivable securitization agreement	—	16.0
Repayments under accounts receivable securitization agreement	—	(250.0)
Purchase of non-controlling interest	—	(1.7)
Payment of deferred acquisition consideration	—	(24.3)
Payment of debt issuance costs	(13.7)	—
Repurchase of common stock	(221.4)	(553.5)
Proceeds from issuance of common stock pursuant to employee stock plans	33.6	36.6
Payment of minimum tax withholdings on net share settlements of equity awards	(46.7)	(12.5)
Payments under finance lease obligations	(0.9)	(0.8)
Net cash used in financing activities	(557.4)	(67.3)
Effect of exchange rate changes on cash and cash equivalents	(1.3)	1.1
Net increase (decrease) in cash and cash equivalents	115.4	198.0
Cash and cash equivalents, beginning of period	701.0	601.8
Cash and cash equivalents, end of period	$816.4	$799.8

HOLOGIC, INC. RECONCILIATION OF GAAP TO NON-GAAP RESULTS (Unaudited) (In millions, except earnings per share and margin percentages)

	Three Months Ended		Six Months Ended
	March 27, 2021	March 28, 2020	March 27, 2021	March 28, 2020
Consolidated GAAP Revenue	$1,537.6	$756.1	$3,147.4	$1,606.6
Less: Medical Aesthetics revenue	—	—	—	(65.3)
Less: Blood Screening revenue	(12.0)	(15.2)	(20.1)	(27.2)
Less: Revenue from Acessa, Biotheranostics, and Diagenode	(9.2)	—	(10.5)	—
Organic Revenue	$1,516.4	$740.9	$3,116.8	$1,514.1
Gross Profit:
GAAP gross profit	$1,085.8	$395.8	$2,266.1	$829.6
Adjustments:
Amortization of acquired intangible assets (1)	64.5	62.9	126.1	126.5
Impairment of intangible assets and equipment (2)	—	—	—	25.8
Integration/consolidation costs (8)	0.6	0.4	1.0	0.4
Fair value write-up of acquired inventory sold (11)	2.3	1.9	3.2	2.2
Non-GAAP gross profit	$1,153.2	$461.0	$2,396.4	$984.5

Gross Margin Percentage:
GAAP gross margin percentage	70.6%	52.3%	72.0%	51.6%
Impact of adjustments above	4.4%	8.7%	4.1%	9.7%
Non-GAAP gross margin percentage	75.0%	61.0%	76.1%	61.3%

Operating Expenses:
GAAP operating expenses	$289.0	$239.4	$583.9	$548.4
Adjustments:
Amortization of acquired intangible assets (1)	(10.2)	(10.1)	(20.4)	(19.2)
Impairment of intangible assets and equipment (2)	—	—	—	(4.4)
Transaction expenses (3)	(4.5)	(1.4)	(5.0)	(3.4)
Acquisition related adjustments (4)	—	—	—	3.8
MDR expenses (9)	(2.4)	(0.4)	(4.4)	(0.4)
Contingent consideration adjustments (6)	14.7	0.5	10.1	(0.4)
Purchased research and development asset charges (18)	(7.0)	—	(7.0)	—
Integration/consolidation costs (8)	(3.6)	(2.6)	(5.3)	(8.8)
Restructuring and divestiture charges (8)	(1.6)	(2.9)	(3.0)	(3.9)
Non-income tax benefit (7)	3.3	—	3.3	—
Non-GAAP operating expenses	$277.7	$222.5	$552.2	$511.7

Operating Margin:
GAAP income from operations	$796.8	$156.4	$1,682.2	$281.2
Adjustments to gross profit as detailed above	67.4	65.2	130.3	154.9
Adjustments to operating expenses as detailed above	11.3	16.9	31.7	37.4
Non-GAAP income from operations	$875.5	$238.5	$1,844.2	$473.5

Operating Margin Percentage:
GAAP income from operations margin percentage	51.8%	20.7%	53.4%	17.5%
Impact of adjustments above	5.1%	10.8%	5.2%	11.9%
Non-GAAP operating margin percentage	56.9%	31.5%	58.6%	29.4%
Pre-Tax Income:
GAAP pre-tax income	$780.5	$118.9	$1,612.9	$216.4
Adjustments to pre-tax earnings as detailed above	78.7	82.1	162.0	191.6
Debt extinguishment loss (5)	—	—	21.6	—
Debt transaction costs (15)	—	—	5.8	—
Gain from SSI (14)	—	—	—	(1.5)
Unrealized losses on forward foreign currency contracts (10)	(4.6)	(3.7)	9.4	(0.8)
Other (17)	—	(0.5)	—	0.6
Non-GAAP pre-tax income	$854.6	$196.8	$1,811.7	$406.3

Net Income Attributable to Hologic:
GAAP net income	$619.4	$94.8	$1,272.8	$480.7
Adjustments:
Amortization of acquired intangible assets (1)	74.7	73.0	146.5	145.7
Restructuring and, integration/consolidation costs (8)	5.8	7.3	9.3	15.7
MDR expenses (9)	2.4	0.4	4.4	0.4
Impairment of intangible assets and equipment (2)	—	—	—	30.2
Acquisition related expenses and adjustments (3) (4) (11)	6.8	1.9	8.2	(0.9)
Contingent consideration adjustments (6)	(14.7)	(0.5)	(10.1)	0.4
Debt extinguishment loss and transaction costs (5) (15)	—	—	27.4	—
Purchased research and development asset charges (18)	7.0	—	7.0	—
Non-income tax benefit (7)	(3.3)	—	(3.3)	—
Non-operating charges (10) (14) (17)	(4.6)	(4.2)	9.4	(1.7)
Discrete tax benefit from the sale of Cynosure (16)	—	—	—	(310.9)
Income tax effect of reconciling items (12)	(20.3)	(22.7)	(49.5)	(45.7)
Non-GAAP net income	$673.2	$150.0	$1,422.1	$313.9
Net loss attributable to non-controlling interest	(0.9)	(0.9)	(1.6)	(1.1)
Net income attributable to Hologic	$674.1	$150.9	$1,423.7	$315.0

Net Income Percentage:
GAAP net income percentage	40.3%	12.5%	40.4%	29.9%
Impact of adjustments above	3.5%	7.5%	4.8%	(10.3)%
Non-GAAP net income attributable to Hologic percentage	43.8%	20.0%	45.2%	19.6%

Earnings Per Share Attributable to Hologic:
GAAP earnings per share - Diluted	$2.38	$0.36	$4.88	$1.81
Adjustment to net income (as detailed above)	0.21	0.21	0.57	(0.63)
Non-GAAP earnings per share – diluted (13)	$2.59	$0.57	$5.45	$1.18

Adjusted EBITDA:
Non-GAAP net income	$674.1	$150.9	$1,423.7	$315.0
Interest expense, net, not adjusted above	21.0	30.0	42.8	60.6
Provision for income taxes	181.3	46.8	389.5	92.4
Depreciation expense, not adjusted above	20.3	20.6	41.4	42.2
Adjusted EBITDA	$896.7	$248.3	$1,897.4	$510.2

Explanatory Notes to Reconciliations:
(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)	To reflect recording the Cynosure business to fair value based upon meeting the assets-held-for-sale criteria in the first quarter of fiscal 2020 due to executing an agreement to sell the business.
(3)

To reflect expenses with third parties related to acquisitions and divestitures prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees.

(4)	To reflect an adjustment for the final Faxitron hold-back payment and an adjustment to reduce certain acquired accruals in fiscal 2020.
(5)	To reflect a debt extinguishment loss from refinancing the 2025 Senior Notes.
(6)

To reflect adjustments to the estimated contingent consideration liabilities related to the Acessa Health and Faxitron acquisitions in fiscal 2021 and 2020, respectively, which are payable upon meeting defined revenue growth metrics.

(7)	To reflect a $3.3 million non-income tax benefit in the second quarter of fiscal 2021 resulting from a statute of limitations expiration.
(8)

To reflect restructuring and divestiture charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions and dispose businesses, including consulting, legal, tax and accounting fees. In addition, this category includes additional expenses incurred related to the disposed Cynosure business for legal expenses, litigation settlements, and tax matters that Hologic indemnified CD&R that existed as of the date of disposition.

(9)

To reflect the exclusion of third party expenses incurred to obtain compliance with the European Medical Device Regulation requirement for the Company's existing products for which it already has FDA approval and/or CE mark.

(10)	To reflect non-cash unrealized gains and losses on the mark-to market on outstanding forward foreign currency and option contracts, which do not qualify for hedge accounting.
(11)

To reflect the fair value step up of inventory sold during the period related to the Somatex and Acessa Health acquisitions in fiscal 2021 and the SuperSonic Imagine and Health Beacons acquisitions in fiscal 2020, respectively.

(12)	To reflect an estimated annual effective tax rate of 21.50% for fiscal 2021 and 22.75% for fiscal 2020.
(13)

Non-GAAP earnings per share was calculated based on 260,749 and 261,267 weighted average diluted shares outstanding for the three and six months ended March 27, 2021 and 264,506 and 267,114 weighted average diluted shares outstanding for the three and six months ended March 28, 2020, respectively.

(14)	To reflect an adjustment to remeasure the Company's initial investment in SuperSonic Imagine pursuant to U.S. GAAP for purchase accounting.
(15)	To reflect the amount of debt issuance costs recorded directly to interest expense as a result of refinancing the 2025 Senior Notes.
(16)	To reflect a discrete tax benefit for the sale of Cynosure.
(17)	To reflect non-operating gain and charges for the sale of securities and other items not representative of the Company's core business in fiscal 2020.
(18)	To reflect the purchase of intangible assets to be used in a research and development project that has no future alternative use.
Reconciliation of GAAP to non-GAAP EPS Guidance:
	Guidance Range
	Quarter Ending June 26, 2021
	Low	High
GAAP Net Income Per Share	$0.74	$0.89
Amortization of acquired intangible assets	0.30	0.30
Restructuring, Integration and Other charges	0.03	0.03
Tax Impact of Exclusions	(0.07)	(0.07)
Non-GAAP Net Income Per Share	$1.00	$1.15

Trailing Twelve Months ended March 27, 2021
Return on Invested Capital:

Adjusted Net Operating Profit After Tax
Non-GAAP net income attributable to Hologic	$2,162.1
Non-GAAP provision for income taxes	606.3
Non-GAAP interest expense	95.9
Non-GAAP other income	(22.2)
Adjusted net operating profit before tax	$2,842.1
Non-GAAP average effective tax rate (1)	21.9%
Adjusted net operating profit after tax	$2,218.6

Average Net Debt plus Average Stockholders’ Equity (2)
Average total debt	$3,151.3
Less: Average cash and cash equivalents	(808.1)
Average net debt	$2,343.2
Average stockholders’ equity (3)	4,293.9
Average net debt plus average stockholders’ equity	$6,637.1

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus average stockholders’ equity)	33.4%

(1) ROIC is presented on a TTM basis; non-GAAP effective tax rate for the three months ended June 27, 2020 was 22.75%, the three months ended September 26, 2020 was 22.75%, the three months ended December 26, 2020 was 21.75% and the three months ended March 27, 2021 was 21.22%.
(2) Calculated using the average of the balances as of March 27, 2021 and March 28, 2020.
(3) Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018, the impairment of intangible assets and equipment of $685.4 million in fiscal 2019 and the impairment of intangible assets and equipment of $30.2 million in fiscal 2020. The impact of the intangible asset impairment charges is reflected net of tax.

As of
March 27, 2021
Net Leverage Ratio:

Total principal debt	$2,775.1
Total cash	(816.4)
Net principal debt, as adjusted	$1,958.7
EBITDA for the last four quarters	$2,945.0
Net Leverage Ratio	0.7
Other Supplemental Information:
	Three Months Ended		Six Months Ended
	March 27, 2021	March 28, 2020	March 27, 2021	March 28, 2020

Geographic Revenues
U.S.	69.2%	76.0%	70.0%	75.1%
Europe	21.9%	14.8%	21.4%	13.8%
Asia-Pacific	5.9%	5.5%	5.7%	7.0%
Rest of World	3.0%	3.7%	2.9%	4.1%
Total Revenues	100.0%	100.0%	100.0%	100.0%

SOURCE: Hologic, Inc.

Contacts

Michael Watts
Vice President, Investor Relations and Corporate Communications
(858) 410-8588
Michael.watts@hologic.com